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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2001


                                OLIN CORPORATION

             (Exact name of registrant as specified in its charter)

            Virginia                     1-1070                 13-1872319
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                    Identification No.)

           P.O. Box 4500, 501 Merritt 7,                  06856-4500
                Norwalk, Connecticut                      (Zip Code)
      (Address of principal executive offices)

                                 (203) 750-3000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.
         -------------

                  On December 11, 2001, Olin Corporation (the "Company") completed the pricing of a public debt offering of $200 million aggregate principal amount of 9.125% Senior Notes due 2011 (the "Notes"). The net proceeds of approximately $197 million will be used to repay our $100 million aggregate principal amount 8.0% Notes Due 2002 and to repay our short-term indebtedness (estimated to be approximately $70 million). Any remaining proceeds will be available for general corporate purposes. Pending these uses, we expect to invest net proceeds of the offering of the Notes in short-term, interest-bearing, investment-grade securities.

         Attached as Exhibit 4 and incorporated herein by reference is a Second Supplemental Indenture dated as of December 11, 2001, to the Senior Debt Indenture between Olin Corporation and JPMorgan Chase Bank (formerly known as Chemical Bank), as Trustee, dated as of June 15, 1992, as amended and supplemented by the First Supplemental Indenture dated as of March 18, 1994.

Item 7.   Exhibits.
          ---------

        Exhibit No.                             Exhibit
        -----------                             -------
             4 Second Supplemental Indenture dated as of December 11, 2001, to the Senior Debt Indenture between Olin Corporation and JPMorgan Chase Bank (formerly known as Chemical Bank) as Trustee, dated as of June 15, 1992, as amended and supplemented by the First Supplemental Indenture dated as of March 18, 1994.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OLIN CORPORATION


                                   By:               /s/ Johnnie M. Jackson, Jr.
                                            ------------------------------------
                                            Name:    Johnnie M. Jackson, Jr.
                                            Title:   Vice President, General
                                                     Counsel and Secretary

Date:  December 20, 2001


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                                  EXHIBIT INDEX

        Exhibit No.                                    Exhibit

             4 Second Supplemental Indenture dated as of December 11, 2001, to the Senior Debt Indenture between Olin Corporation and JPMorgan Chase Bank (formerly known as Chemical Bank) as Trustee, dated as of June 15, 1992, as amended and supplemented by the First Supplemental Indenture dated as of March 18, 1994.